File Number 5773-503-1

                                State of Illinois

                                    Office of
                             The Secretary of State

WHEREAS,     ARTICLES OF AMENDMENT AND RESTATED ARTICLES TO THE
ARTICLES OF INCORPORATION OF
                         VICTORMAXX TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great
                  Seal of the State of Illinois, at the City of Springfield,
[SEAL] this 25TH day of JULY A.D. 1995 and of the Independence of the United States the two hundred and 20TH.


                                           /s/ George H. Ryan

                                          Secretary of State

                              AMENDED AND RESTATED



Form BCA-10.30                               ARTICLES OF AMENDMENT
(Rev. Jan. 1995)                                                                      File # 5773-503-1
------------------------------------------------------------------------------------------------------------------------
George H. Ryan                                                                       SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                    FILED                             This space for use by
                                                                                          Secretary of State
                                                 JUL 25 1995       PAID              Date 7-25-95
-----------------------------------------                          AUG 1, 1995
Remit payment in check or money                                                      Franchise Tax  $
order, payable to "Secretary of State."         GEORGE H. RYAN                       Filing Fee     $ 100.00
'The filing fee for articles of                SECRETARY OF STATE                    Penalty        $
amendment - $25.00                                                                   Approved: /s/ [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------


1.       CORPORATE NAME:           VICTORMAXX TECHNOLOGIES, INC.
                         ------------------------------------------------------
                                                                        (Note 1)

2.       MANNER OF ADOPTION OF AMENDMENT:

                  The following amendment of the Articles of Incorporation was adopted on July 17 1995 in the manner indicated below. ("X" one box only)

         --       By a majority of the incorporators, provided no directors were
         --       named in the articles of incorporation and no directors have been elected;

                                                                        (Note 2)

         --       By a majority of the board of directors, in accordance with
         --       Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

         --       By a majority of the board of directors, in accordance with
         --       Section 10.15, shares having been issued but shareholder
                  action not being required for the adoption of the amendment;

                                                                        (Note 3)

         --       By the shareholders, in accordance with Section 10.20, a
         X        resolution of the board of directors having been duly adopted
         --       and submitted to the shareholders. At a meeting of
                  shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

         --       By the shareholders, in accordance with Sections 10.20 and
         --       7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section
                  7.10;

                                                                   (Notes 4 & 5)

         --       By the shareholders, in accordance with Sections 10.20 and
         --       7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 5)

3.       TEXT OF AMENDMENT:

         a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments,
                  Article I: The name of the corporation is:

-------------------------------------------------------------------------------
                                   (NEW NAME)
                 All changes other than name, include on page 2
                                     (over)

                                TEXT OF AMENDMENT

b.       (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE
         IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

         The Articles of Incorporation of the undersigned Corporation as amended and re-stated are set forth in a separate attachment

Resolved that each of the 90,870 issued and outstanding shares of Common Stock no par value held of record on June 19, 1995 is to be converted into and exchanged for 20.2225 shares of common stock par value .001 per share

No Change In The Paid-In Capital.
The shares shall be converted upon the filing date of the Amendment


4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares,or a reduction of the number of authorized shares of any class below the number of issued shares of that class provided for or effected by this amendment, is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT
         "NO CHANGE")

         NO CHANGE

         (b) The amount of paid-in capital (Paid-in Capital replaces the terms
         Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT
         APPLICABLE, INSERT "NO CHANGE")

NO CHANGE

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                                      Before Amendment       After Amendment

               Paid-in Capital        $                 $
                                       ---------------   ------------------


    (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)


6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.


    Dated                 July 20               ,           1995         VICTORMAXX TECHNOLOGIES, INC.
         ------------------------------------------------     ---        -------------------------------------------------
                                                                         (EXACT NAME OF CORPORATION AT DATE OF EXECUTION)
     attested by  /s/ David W. Bisbee                                    by /s/ Richard H. Currie
                  -----------------------------------------------           ----------------------------------------------
                  (SIGNATURE OF SECRETARY OR ASSISTANT SECRETARY)           (SIGNATURE OF PRESIDENT OR VICE PRESIDENT)
                  /s/ David W. Wisbee                                       /s/ Richard H. Currie, President
                  -----------------------------------------------           ----------------------------------------------
                          (TYPE OR PRINT NAME AND TITLE)                          (TYPE OR PRINT NAME AND TITLE)


7. If amendment Is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

If amendment is authorized by the directors pursuant to Section 10. 10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                       , 19
     ----------------------- ---

------------------------------------   ----------------------------------------

------------------------------------   ----------------------------------------

------------------------------------   ----------------------------------------

------------------------------------   ----------------------------------------

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         VICTORMAXX TECHNOLOGIES, INC.


     RESTATED

     FIRST: The name of the corporation (hereinafter called the "corporation") is VictorMaxx Technologies, Inc.

     AMENDED AND RESTATED

     SECOND:  The corporation was incorporated on March 22, 1994.

     AMENDED AND RESTATED

     THIRD: The registered agent of the corporation is John T. Even, Esq., 1620 Colonial Parkway, Inverness, Illinois 60067.

     AMENDED AND RESTATED

     FOURTH: The nature of the business and the purposes to be conducted and promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.

     AMENDED AND RESTATED

     FIFTH: The total number of shares which the corporation shall have authority to issue is 21,000,000 shares, of which 20,000,000 shares shall be common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shares shall be preferred stock, par value $.001, per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof. The common issued shares are 1,837,618,575. The Paid-In Capital is 974,968.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     AMENDED AND RESTATED

     SIXTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 2.25 of the Illinois Business Corporation Act, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     AMENDED AND RESTATED

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.

     AMENDED AND RESTATED

     EIGHTH: (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Illinois Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Illinois Business Corporation Act requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Illinois Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Illinois Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Illinois Business Corporation Act.

     AMENDED AND RESTATED

     NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Illinois at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.


                                       3